Calculation of Filing Fee Tables
S-3
Shattuck Labs, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.0001 par value per share	457(o)
		Equity	Preferred Stock, $0.0001 par value per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 200,000,000.00	0.0001381	$ 27,620.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 200,000,000.00		$ 27,620.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 11,124.00
			Net Fee Due:						$ 16,496.00
Offering Note
[1]	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities. Includes rights to acquire common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan. Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $200,000,000. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Shattuck Labs, Inc.	S-3	333-263553	03/15/2022		$ 11,124.00	Unallocated (Universal) Shelf	Unallocated (Universal Shelf)		$ 120,000,000.00
Fee Offset Sources	3	Shattuck Labs, Inc.	S-3	333-263553		03/15/2022						$ 11,124.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The offering that includes the Unsold Securities (as defined below) under the March 2022 Registration Statement (as defined below) is hereby terminated.

Offset Note
[2]	The registrant has previously registered the offer and sale of up to $150,000,000 of securities pursuant to a registration statement on Form S-3 (File No. 333-263553), which was initially filed with the Securities and Exchange Commission on March 15, 2022 and became effective on July 29, 2022 (the "March 2022 Registration Statement"). In connection with the filing of the March 2022 Registration Statement, the registrant made a contemporaneous fee payment in the amount of $13,905.00. Of the $150,000,000 of securities registered under the March 2022 Registration Statement, $120,000,000 of securities remains unsold (the "Unsold Securities"). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $11,124.00 that has already been paid and remains unused with respect to the Unsold Securities is hereby offset against the registration fee of $27,620.00 due for this offering. The offering that includes the Unsold Securities under the March 2022 Registration Statement is hereby terminated.

[3]	The registrant has previously registered the offer and sale of up to $150,000,000 of securities pursuant to the March 2022 Registration Statement. In connection with the filing of the March 2022 Registration Statement, the registrant made a contemporaneous fee payment in the amount of $13,905.00. Of the $150,000,000 of securities registered under the March 2022 Registration Statement, $120,000,000 of securities remains unsold. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $11,124.00 that has already been paid and remains unused with respect to the Unsold Securities is hereby offset against the registration fee of $27,620.00 due for this offering. The offering that includes the Unsold Securities under the March 2022 Registration Statement is hereby terminated.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A